Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 23, 2016 on the financial statements of Bioptix, Inc. (formerly Venaxis, Inc.) (the "Company"), which report appears in the Annual Report on Form 10-K of the Company for the year ended December 31, 2015, and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ GHP HORWATH, P.C.

Denver, Colorado
February 8, 2017